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                                                                    Exhibit 23.1

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3, as amended, and related Prospectus of National City Corporation for the registration of $1 billion of Senior and Subordinated Debt Securities and to the incorporation by reference therein of our report dated January 21, 1999, with respect to the consolidated financial statements of National City Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                       /s/ Ernst & Young LLP

Cleveland, Ohio

February 25, 1999